Prudential

Annuities Service Center
P.O. Box 7960
Philadelphia, PA 19176
Tel 800.513.0805 Fax 800.207.7806
www.prudential.com

Overnight, Certified, Registered Delivery:
Annuities Service Center
2101 Welsh Road
Dresher, PA 19025

Prudential FlexGuard℠ Advisor indexed variable annuity

Flexible Premium Deferred Index-Linked Beneficiary Variable Annuity

Issued by Prudential Annuities Life Assurance Corporation *(PALAC)*

For use by beneficiaries of annuities for exchange or transfer.

A Request for Required Distributions for Beneficiary Annuity Application form must be completed and submitted with this Application.

1. OWNERSHIP INFORMATION

A. DECEDENT

☐ Male ☐ Female

Social Security Number *(all 9 digits required)* or Tax ID

Date of birth *(mm/dd/yyyy)* ______ Date of death *(mm/dd/yyyy)* ______

Name *(First, Middle, Last, Suffix, Trust or Custodian)*

Street address | City | State | Zip

B. BENEFICIAL OWNER

☐ U.S. Citizen ☐ Resident Alien/Citizen of: ______ ☐ Male ☐ Female

Social Security Number *(all 9 digits required)* or Tax ID | Date of birth *(mm/dd/yyyy)*

Name *(First, Middle, Last, Suffix)*

Street address | City | State | Zip

Home phone ______ Relationship to the Deceased ______

Type of Ownership

Select one: ☐ Natural Person(s) ☐ UGMA/UTMA ☐ Trust- *(If selecting a Trust, submit the Certificate of Entity form with this application.)*

If Trust Ownership, only check one of the two boxes:

Entity/Trust Ownership Only (Non-natural person), check one of the two boxes below.

☐ This is a Grantor Trust for federal income tax purposes that meets IRC Sections 671-679.

Social Security Number *(all 9 digits required)* or Tax ID | Date of trust *(mm/dd/yyyy)*

Name of Grantor *(First, Middle, Last, Suffix, Trust or Custodian)* | Date of birth *(mm/dd/yyyy)*

☐ This is a Qualified Trust for federal income tax purposes that meets and complies with Treasury Regulations Section 1.401(a)(9)-4.

Social Security Number *(all 9 digits required)* or Tax ID | Date of trust *(mm/dd/yyyy)*

Name of Oldest Beneficiary *(First, Middle, Last, Suffix, Trust or Custodian)* | Date of birth *(mm/dd/yyyy)*

1. OWNERSHIP INFORMATION *(continued)*

C. KEY LIFE - REQUIRED

- If the Beneficial Owner is an individual, the Key Life must be the Beneficial Owner. However, the Key Life cannot be changed. Accordingly, if you are completing this form as the Successor of an existing successor asset, the Key Life must be the same as on the existing successor asset that you are continuing *(in this scenario the Key Life will be a deceased person).*
- If the Beneficial Owner is a Grantor Trust, the Key Life must be the Grantor.
- If a Qualified Trust, the Key Life must be the oldest successor under the applicable trust.

☐ U.S. Citizen ☐ Resident Alien/Citizen of: ________ ☐ Male ☐ Female

Social Security Number *(all 9 digits required)* Date of birth *(mm/dd/yyyy)*

Name *(First, Middle, Last, Suffix)* ☐ Address Same as Beneficial Owner

Street address City State Zip

Home phone Mobile phone Email address

2. SUCCESSOR INFORMATION

- Select Primary or Contingent Successor type for each successor. The successor type will be Primary if not selected.
- Percentage for all Primary Successors must total 100%. Percentage for all Contingent Successors must total 100%.
- For more than 3 successors, use section 6 to provide all information requested below for each successor.

Social Security Number *(all 9 digits required)* or Tax ID Date of birth *(mm/dd/yyyy)* ☐ Primary ☐ Contingent

Name *(First, Middle, Last, Suffix, Trust or Custodian)* Relationship Percentage %

Street address City State Zip

Telephone Number ________ Email address ________

*TRUSTEE NAME AND DATE OF TRUST **REQUIRED ONLY** IF A TRUST IS LISTED AS BENEFICIARY*

Trustee Name Date of Trust *(mm/dd/yyyy)*

Social Security Number *(all 9 digits required)* or Tax ID Date of birth *(mm/dd/yyyy)* ☐ Primary ☐ Contingent

Name *(First, Middle, Last, Suffix, Trust or Custodian)* Relationship Percentage %

Street address City State Zip

Telephone Number ________ Email address ________

Social Security Number *(all 9 digits required)* or Tax ID Date of birth *(mm/dd/yyyy)* ☐ Primary ☐ Contingent

Name *(First, Middle, Last, Suffix, Trust or Custodian)* Relationship Percentage %

Street address City State Zip

Telephone Number ________ Email address ________

3. ANNUITY INFORMATION

A. TYPE OF CONTRACT TO BE ISSUED

☐ Non-Qualified Beneficiary Annuity ☐ IRA Beneficiary Annuity ☐ Roth IRA Beneficiary Annuity

B. PURCHASE PAYMENT(S) - Only one Source of Funds per contract is permitted.

Source of Funds	Payment Type		Expected Amount	Company Name *(if applicable)*	Account Number *(if applicable)*
	Qualified	Non-Qualified			
☐ Transfer/Exchange Form Provided	☐ Transfer ☐ Direct Rollover	☐ 1035 Exchange	$		

C. EXISTING COVERAGE AND REPLACEMENT QUESTIONS

Required: *Both the Owner Response and the Financial Professional Response columns must be completed.*	Owner Response	Financial Professional Response
Does the Owner have any existing individual life insurance policies or annuity contracts?	☐ YES ☐ NO	☐ YES ☐ NO
Will this annuity replace or change any existing individual life insurance policies or annuity contracts?	☐ YES ☐ NO	☐ YES ☐ NO
Is the Beneficiary currently receiving payments or allowances via a stretch or legacy contract from another carrier and is that contract(s) being lapsed, surrendered, substantially surrendered or otherwise terminated in order to fund the contract being applied for?	☐ YES ☐ NO	

If you answered yes to any of these questions, you may be required to submit a state replacement form along with the application.

4. INDEX EFFECTIVE DATE: *ONE OPTION MUST BE CHOSEN*

☐ Earliest Index Effective Date: If you choose this option, your Index Effective Date will be the Issue Date of the Contract upon receipt of this application, initial Purchase Payment and other documents we require in Good Order. Your initial Purchase Payment will be allocated as indicated in Section 5.

☐ Deferred Index Effective Date: If you choose this option, your Contract will be issued upon receipt of this application, initial Purchase Payment and other documents we require in Good Order. The portion of your initial Purchase Payment you intend to allocate to any Index Strategy will be allocated to the Holding Account for 30 days. Account Value in the Holding Account will then be reallocated according to the Allocation Options you indicate below using Index Strategy Rates in effect on the issue date of the contract.

Please note: any additional Purchase Payments received after the Index Effective Date will be allocated to the Holding Account and may not be used to start a new Index Strategy until an Index Anniversary.

5. ALLOCATION OPTIONS - *NOTE: ALL ELECTIONS MUST BE IN WHOLE PERCENTAGES, NOT DOLLARS*

We will only allow allocation to the Index Strategies on the Index Effective Date and on subsequent Index Anniversary Dates. Please see the prospectus for additional details.

Index Strategies

Point to Point with Cap Rate

_____	MSCI EAFE	1 Year	10% Buffer
_____	S&P 500®	1 Year	10% Buffer
_____	S&P 500®	1 Year	100% Buffer
_____	MSCI EAFE	3 Year	10% Buffer
_____	MSCI EAFE	3 Year	20% Buffer
_____	S&P 500®	3 Year	10% Buffer
_____	S&P 500®	3 Year	20% Buffer
_____	MSCI EAFE	6 Year	20% Buffer
_____	S&P 500®	6 Year	20% Buffer

Step Rate Plus

_____	MSCI EAFE	1 Year	5% Buffer
_____	S&P 500®	1 Year	5% Buffer

Tiered Participation Rate

_____	MSCI EAFE	6 Year	10% Buffer
_____	S&P 500®	6 Year	10% Buffer

Variable Options

Domestic Equity Large-Cap Value

_____ MFS® Value Series – Service Class

International Equity

_____ MFS® International Growth Portfolio – Service Class

Asset Allocation

_____ MFS® Total Return Series – Service Class

Domestic Fixed Income

_____ MFS® Total Return Bond Series – Service Class

Money Market

_____ PSF Government Money Market Portfolio – Class III

Percentages among the Index Strategies and Variable Options must total 100%. Total _______%

6. ADDITIONAL INFORMATION

If needed for:
- Successors *(include Successor's full social security number, name, address, date of birth, relationship to the Beneficial Owner, the Successor type (Primary or Contingent) and the applicable percentage.)*
- Interested Parties *(include name, social security number, date of birth and address.)*
- Special Instructions

7. FINANCIAL PROFESSIONAL AUTHORIZATION

By signing this application, you authorize your financial professional, who is also signing this application, to perform Contract Maintenance and provide Allocation Instructions as defined in the Definitions and Disclosure.

To revoke this authorization to perform one or both activities, check the appropriate box below:

☐ Contract Maintenance

☐ Allocation Instructions

If you wish to authorize an additional financial professional to provide advisory services to you in connection with this annuity, you must complete the appropriate form*(s)*.

8. IMPORTANT NOTICES, BENEFICIAL OWNER ACKNOWLEDGEMENTS AND SIGNATURE(S)

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions, including insurance companies, to obtain, verify, and record information that identifies each person who opens an account, including an application for an annuity contract. When you apply for an annuity contract, we ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see identifying documents.

ALABAMA: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or who knowingly presents false information in an application for insurance is guilty of a crime and may be subject to restitution fines or confinement in prison, or any combination thereof.

ALASKA: All statements and descriptions in an application for an insurance policy or annuity contract, or in negotiations for the policy or contract, by or in behalf of the insured or annuitant, shall be considered to be representations and not warranties. Misrepresentations, omissions, concealment of facts, and incorrect statements may not prevent a recovery under the policy or contract unless either (1) fraudulent; (2) material either to the acceptance of the risk, or to the hazard assumed by the insurer; or (3) the insurer in good faith would either not have issued the policy or contract, or would not have issued a policy or contract in as large an amount, or at the same premium or rate, or would not have provided coverage with respect to the hazard resulting in the loss, if the true facts had been made known to the insurer as required either by the application for the policy or contract or otherwise.

ARIZONA: Upon written request an insurer is required to provide, within a reasonable time, factual information regarding the benefits and provisions of the annuity contract to the contract owner.

If for any reason you are not satisfied with this contract, you may return it to us within 10 days (or 30 days for applicants 65 or older) of the date you receive it. All you have to do is take it or mail it to one of our offices or to the representative who sold it to you, and it will be canceled from the beginning. If this is not a variable contract, any monies paid will be returned promptly. If this is a variable contract, any monies paid will be returned promptly after being adjusted according to state law.

COLORADO: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages.

Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policy holder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

8. IMPORTANT NOTICES, BENEFICIAL OWNER ACKNOWLEDGEMENTS AND SIGNATURE(S) *(continued)*

FLORIDA: Any person who knowingly and with intent to injure, defraud or deceive any insurer, files a statement of claim or an application containing any false, incomplete or misleading information is guilty of a felony of the third degree.

KANSAS: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance may be guilty of insurance fraud as determined by a court of law and may be subject to fines and confinement in prison.

KENTUCKY: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

MAINE, TENNESSEE and WASHINGTON: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits.

MARYLAND: Any person who knowingly or willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly or willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

NEW JERSEY: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

NORTH CAROLINA: North Carolina residents must respond to this question: Do you believe the annuity meets your financial objectives and anticipated future financial needs? ☐ Yes ☐ No

OHIO: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

OKLAHOMA: WARNING — Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

OREGON and **VERMONT:** — Any person who knowingly presents a materially false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

PENNSYLVANIA: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

VIRGINIA: Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated the state law.

ALL OTHER STATES: Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

By signing below, I acknowledge and represent that I have read, understand, and agree to the following statements:

- This variable annuity is suitable for my investment time horizon, goals and objectives and financial situation and needs; and
- I have received a current prospectus for this annuity; and
- The value of the contract may be affected by an external index, but the contract does not directly participate in any index; and
- The Holding Account is not guaranteed and may lose value; and
- Amounts allocated to Index Strategies will be subject to an Interim Value Adjustment if withdrawn or transferred prior to completion of the Index Term; and
- Annuity payments, benefits or surrender values, when based on the investment experience of the separate account allocation options, are variable and not guaranteed as to a dollar amount; and
- If I have purchased another Non-Qualified Annuity from PALAC or an affiliated company this calendar year that they will be considered as one annuity for tax purposes. If I take a distribution from any of these contracts, the taxable amount of the distribution will be reported to me and the IRS based on the earnings in all such contracts purchased during this calendar year; and
- The Annuity for which I am applying is not being purchased for speculation, arbitrage, viatication or any other type of collective investment scheme now or at any time prior to its termination; and
- The Annuity for which I am applying may not be traded on any stock exchange or secondary market; and
- I am not being compensated in any way for the purchase of the Annuity for which I am applying; and
- Any investment advisory services provided to me in connection with this Annuity are not provided by PALAC or Prudential Annuity Distributors, Inc. *("PAD")* and neither PALAC nor PAD are responsible for, and will not be liable to me for, such investment advisory services; and
- Any investment advisory fee I will pay for advisory services is in addition to and separate from the fees and expenses of this Annuity; and
- To the best of my knowledge and belief the statements made in this application are true and complete.

8. IMPORTANT NOTICES, BENEFICIAL OWNER ACKNOWLEDGEMENTS AND SIGNATURE(S) *(continued)*

REQUIRED: *State where this application was signed* ______________

(If application is signed in a State other than the Beneficial Owner's State of Residence, a Contract Situs Form is required.)

OWNER'S TAX CERTIFICATION (Substitute Form W-9) - To be completed only by U.S. persons (including U.S. citizens and resident aliens). If not a U.S. person, you are required to submit the applicable IRS Form W-8 series.

Under penalties of perjury, I certify that the taxpayer identification number listed on this form is my correct SSN/EIN and I am a U.S. citizen or other U.S. person (including resident aliens). I further certify that I am exempt from backup withholding and/or FATCA reporting unless I check the applicable box(es) below:

- ☐ I have been notified by the Internal Revenue Service that I am subject to backup withholding due to the failure to report all interest or dividends. Prudential is required to withhold income tax on any payments which include interest and dividends when the owner is subject to backup withholding.
- ☐ I am subject to the reporting requirements of the Foreign Account Tax Compliance Act (FATCA).

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

SIGN HERE ➧ ______________________________ ______________

Beneficial Owner Signature *(or trustee or custodian, if applicable)* — Date of Signature *(mm/dd/yyyy)*

SIGN HERE ➧ ______________________________ ______________

For Trust Owned Agreements: Key Life Signature — Date of Signature *(mm/dd/yyyy)*

TITLE *(if any)* ➧ ______________________________

If signing on behalf of a entity, you must indicate your official title / position with the entity; if signing as a Trustee for a Trust, please provide the Trustee designation.

9. FINANCIAL PROFESSIONAL ACKNOWLEDGEMENTS AND SIGNATURE(S)

FINANCIAL PROFESSIONAL STATEMENT

I am authorized and/or appointed to sell this variable annuity. I have reviewed the training materials provided by Prudential. I have fully discussed and explained the variable annuity features and charges including restrictions to the Owner. I believe this variable annuity is suitable given the Owner's investment time horizon, goals and objectives, and financial situation and needs. I represent that: (a) I have delivered current applicable prospectuses and any supplements for the variable annuity (which includes summary descriptions of the underlying investment options); and (b) have used only current PALAC approved sales material.

I certify that I have truly and accurately recorded on this application the information provided by the applicant. I acknowledge that PALAC and its affiliates will rely on this statement.

SIGN HERE ➧ ______________________________ Financial Professional Signature ______________ Date of Signature *(mm/dd/yyyy)*

SIGN HERE ➧ ______________________________ Financial Professional Signature ______________ Date of Signature *(mm/dd/yyyy)*

A. FINANCIAL PROFESSIONAL(S) USE ONLY

____
Name *(First, Middle, Last)*

______________ ______________ ______________
ID Number | Telephone Number | Email address

____
Name *(First, Middle, Last)*

______________ ______________ ______________
ID Number | Telephone Number | Email address

B. BROKER/DEALER USE ONLY

Name: ______________________________

FOR BROKER/DEALER USE ONLY ______________ Networking No. ______________ Annuity No. (If established)